EXHIBIT 99.1

Lakeland Industries Announces the Acquisition of the Fire and Rescue Business of the LHD Group

April 2, 2024

Strategic Acquisition Expands Lakeland’s Global Fire Footprint with Premium Fire Services Products

Adds Total Care Maintenance, Cleaning and Repair Services to Offering

HUNTSVILLE, AL / April 2, 2024 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the "Company" or "Lakeland"), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, announced today that it has entered into a definitive agreement to acquire the fire and rescue business of LHD Group Deutschland GmbH (LHD) and its Hong Kong and Australian subsidiaries in an all-cash transaction valued at approximately $16.7 million.

Headquartered in Wesseling, Germany, LHD is a leader in firefighter turnout gear, accessories, and Total Care services, including laundry, repair, and maintenance, with an annual revenue of approximately $27 million. LHD has established a significant market presence with premium fire services products across Germany and Australia, two of the largest firefighter markets in the world, and the leading position in Hong Kong. LHD’s offerings include a range of structural, wildland and industrial fire and rescue gear, technical rescue equipment, and station wear, among other products, with an emphasis on safety, innovation, and practicality to cater to the diverse needs of firefighters. LHD’s customer-focused structure supports a holistic approach to protective clothing through LHD CARE, which provides sample production, repairs, and laundry services to ensure the longevity and effectiveness of its gear. LHD has 111 employees across operations in Germany, Australia, and Hong Kong. The existing staff and management team will remain in place and continue serving customer needs.

"The acquisition of LHD accelerates our long-term growth strategy to expand our fire service market share," said Jim Jenkins, Acting CEO and Executive Chairman of Lakeland. "With a premium product portfolio, complementary geographic footprint, and Total Care service offerings, LHD provides access to attractive geographies while aligning remarkably well with Lakeland’s portfolio of leading fire services brands. Additionally, the Total Care service offering provides us with an attractive recurring revenue stream that Lakeland will work to expand and leverage. We expect LHD to be immediately accretive to Lakeland following the completion of the transaction.”

The transaction is expected to close in May, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals.

ABOUT LAKELAND

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market under the "Lakeland," "Eagle," "Pacific Helmets," "Jolly," and "Cosmas" family of global brands. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 2,000 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell directly to a mixture of end-users and industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

ABOUT LHD

LHD is a leading designer and provider of fire rescue protective apparel and total care services. LHD products and services are used by firefighters and first responders on three continents. LHD has 111 employees and is headquartered in Wesseling, Germany, with operations in Hong Kong and Australia.

SAFE HARBOR STATEMENT

This press release contains "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies, including statements regarding the anticipated synergies and opportunities relating to the acquisition, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

CONTACT

Lakeland Industries, Inc.

256-600-1390

Roger Shannon, CFO

rdshannon@lakeland.com

SOURCE: Lakeland Industries, Inc.